Exhibit 3.2

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                  Delivered 04:57 PM 07/08/2011
                                                    FILED 04:57 PM 07/08/2011
                                                    SRV 110805048-4990217 FILE


                               STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                            FOREIGN CORPORATION INTO
                             A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Massey Exploration Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Massey Exploration Corp., a Nevada corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8
Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Massey Exploration Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 75,000,000 shares of stock, with a par value of $0.001.

SIXTH: The merger is to become effective on July 8, 2011.

SEVENTH: The Agreement of Merger is on file at 300, 508 24th Avenue SW Calgary, Alberta T2S 0K4, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 28 day of June, A.D., 2011.


                                              By: /s/ Michael Hawitt
                                                 -------------------------------
                                                 Authorized Officer

                                              Name: Michael Hawitt
                                                   -----------------------------

                                              Title: President
                                                    ----------------------------